UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 17, 2006
PINNACLE FINANCIAL PARTNERS, INC.

(Exact Name of Registrant as Specified in Charter)

Tennessee	000-31225	62-1812853

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

211 Commerce Street, Suite 300, Nashville, Tennessee	37201

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (615) 744-3700

N/A

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     2006 Non-Employee Director Compensation. On January 17, 2006, the board of directors of Pinnacle Financial Partners, Inc., a Tennessee corporation (the “Company”) approved the compensation arrangements for the Company’s non-employee directors for the 2006 fiscal year, the terms of which are summarized on Exhibit 10.1 which is filed herewith. Members of the board of directors that are also employees of the Company do not receive any additional compensation for their service on the board of directors.
     For the 2006 fiscal year, each director will receive $1,100 for each board meeting attended in person and $900 for each committee meeting attended in person. A director receives 75% of the per meeting fee if he or she attends the meeting by telephone. In addition, each committee chairperson of the following committees will receive a quarterly fee as follows:

Audit Committee	$2,500
Community Affairs Committee	$1,250
Human Resources, Nominating and Compensation Committee	$1,875
     Restricted Stock Awards. In addition to the cash compensation described above, the Company’s board of directors awarded each of the eight non-employee members of the board of directors 400 shares of restricted stock under the terms of the Company’s 2004 Equity Incentive Plan, as amended (the “Plan”). In the event that a director does not attend at least 50% of the total number of meetings of the board and the committees on which the director serves during the Company’s 2006 fiscal year, he or she will forfeit the entire award of restricted shares. If the director attends greater than 75% of these meetings, the forfeiture restrictions on the shares will lapse on January 17, 2007. In the event that a director attends greater than 50% but less than 75% of these meetings, he or she will forfeit 200 of the shares awarded to him and the forfeiture restrictions on the remaining 200 shares will lapse on January 17, 2007. During the forfeiture period, each director will have the right to vote the shares of restricted stock awarded to him or her and to receive cash dividends on such shares, if paid by the Company.
     Upon the occurrence of a Change in Control (as defined in the Plan) the shares of restricted stock awarded to the non-employee directors shall be deemed fully vested and any restrictions related thereto shall automatically expire and shall be of no further force or effect.
     The shares of restricted stock were awarded to the non-employee directors pursuant to the terms of a Restricted Stock Agreement entered into by the Company and each director, the form of which is filed herewith as Exhibit 10.2 and incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
10.1	2006 Director Compensation Summary

10.2	Form of Restricted Stock Agreement for Non-Employee Directors

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE FINANCIAL PARTNERS, INC.

By:	/s/ M. Terry Turner

Name:	M. Terry Turner
Title:	President and Chief Executive Officer
Date: January 23, 2006

EXHIBIT INDEX

Exhibit No.	Description
10.1	2006 Director Compensation Summary
10.2	Form of Restricted Stock Agreement for Non-Employee Directors